KINGSWAY AMERICA INC ,
as Issuer,
KINGSWAY FINANCIAL SERVICES INC.,
as Guarantor,
and
BNY MIDWEST TRUST COMPANY,
as Trustee
7.50% Senior Notes due 2014
INDENTURE
Dated as of January 28, 2004

TABLE OF CONTENTS

ARTICLE I
SECTION 1.01. SECTION 1.02. SECTION 1.03.
Definitions and Incorporation by Reference1
Definitions 1
Incorporation by Reference of Trust Indenture Act 10
Rules of Construction 11

ARTICLE II
SECTION 2,01. SECTION 2.02. SECTION 2.03. SECTION 2 04. SECTION 2.05. SECTION 2.06. SECTION 2.07.
SECTION 2.08.
SECTION 2.09. SECTION 2.10. SECTION 2.11. SECTION 2.12. SECTION 2.13. SECTION 2.14. SECTION 2.15. SECTION 2.16.
Form, Dating and Terms     11
Execution and Authentication     18
Registrar and Paying Agent     19
Paying Agent To Hold Money in Trust     19
Holder Lists    20
Transfer and Exchange.      20
Form of Certificate to be Delivered in Connection with Transfers
to Institutional Accredited Investors.      23
Form of Certificate to be Delivered in Connection with Transfers

Pursuant to Regulation S.     25
Mutilated, Destroyed, Lost or Stolen Notes    26
Outstanding Notes    26
Temporary Notes    27
Cancellation    27
Payment of Interest; Defaulted Interest     27
Computation of Interest     29
CUSIP Numbers     29
Ranking of Notes     29
ARTICLE III
SECTION 3.01. SECTION 3.02, SECTION 3.03. SECTION 3.04. SECTION 3.05. SECTION 3,06.
SECTION 3.07. SECTION 3 08 SECTION 3.09. SECTION 3.10. SECTION 3.11. SECTION 3.12. SECTION 3.13. SECTION 3.14. SECTION 3.15. SECTION 3.16.

Covenants      29
Payment of Notes    29
Commission Reports.     30
Limitation on Incurrence of Indebtedness     30
Limitation on Restricted Payments     31
Limitation on Liens     31

Limitation on Issuance and Sale of Voting Stock of Restricted
Subsidiaries     32
Ownership of the Issuer     32
Payments for Consent     32
Maintenance of Office or Agency     32
Money for Note Payments to Be Held in Trust    33
Waiver of Stay, Extension or Usury Laws     34
Corporate Existence     34
Compliance with Laws     34
Compliance Certificate; Statement by Officers as to Default    35
Further Instruments and Acts     35
Special Interest Notice     35

ARTICLE IV

Successor Issuer and Successor Guarantee 35
Merger and Consolidation of the Issuer 35
Merger and Consolidation of the Guarantor 36
Transfer of Properties or Assets of Subsidiaries 37

ARTICLE V

Redemption of Notes 38
Optional Redemption 38
Election to Redeem, Notice to Trustee 38
Selection by Trustee of Notes to be Redeemed 38
Notice of Redemption 39
Deposit of Redemption Price 40
Notes Payable on Redemption Date 40
Notes Redeemed in Part 40

ARTICLE VI     Defaults and Remedies
Events of Default 41
Acceleration 43
Other Remedies 43
Waiver of past Defaults 43
Control by Majority 44
Limitation on Suits 44
Rights of Holders to Receive Payment 44
Collection Suit by Trustee 45
Trustee May File Proofs of Claim 45
Priorities 45
Undertaking for Costs 45

ARTICLE VII Trustee 46
Duties of Trustee 46
Rights of Trustee 47
Individual Rights of Trustee 48
Trustee's Disclaimer 48
Notice of Defaults 49
Reports by Trustee to Holders 49
Compensation and Indemnity 49
Replacement of Trustee 50
Successor Trustee by Merger 51
Eligibility; Disqualification 51
Preferential Collection of Claims against Issuer 51

ARTICLE VIII Discharge of Indenture; Defeasance 51
Discharge of Liability on Notes; Defeasance 51
Conditions to Defeasance 53
Application of Trust Money 54
Repayment to Issuer 54
Indemnity for U.S. Government Obligations 45

SECTION 8.06. ARTICLE IX
SECTION 9.01. SECTION 9.02. SECTION 9.03. SECTION 9.04, SECTION 9.05. SECTION 9.06.

Without Consent of Holders     55
With Consent of Holders     56
Compliance with Trust Indenture Act    57
Revocation and Effect of Consents and Waivers     57
Notation on or Exchange of Notes     57
Trustee To Sign Amendments     57
ARTICLE X
SECTION 10.01. SECTION 10.02. SECTION 1.0.03. SECTION 10.04.
Parent Guarantee     58
Guarantee     58
Additional Amounts     59
No Subrogation    61
Release     61

ARTICLE XI
SECTION 11.01. SECTION 11.02. SECTION 11.03. SECTION 11.04. SECTION 11.05. SECTION 11.06. SECTION 11.07. SECTION 11.08. SECTION 11.09.

SECTION 11,11. SECTION 11.12. SECTION 11.13. SECTION 11.14. SECTION 11.15. SECTION 11.16. SECTION 11.17. SECTION 11.18. SECTION 11.19. SECTION 11.20.

Miscellaneous 61
Trust Indenture Act Controls     61
Notices     61
Communication by Holders with other Holders     62
Certificate and Opinion as to Conditions Precedent    62
Statements Required in Certificate or Opinion     63
When Notes Disregarded    63
Rules by Trustee, Paying Agent and Registrar     63
Legal Holidays     63
Governing Law    64
Consent to Jurisdiction and Service oY Process; Waiver of Jury
Trial.     64
Waiver of Immunities     64
No Recourse Against Others     65
Successors    65
Multiple Originals     65
Variable Provisions     65

Qualification of Indentures    65
Table of Contents; Headings     65
Force Majeure     65
Severability     65
Judgment Currency     66

EXHIBITS
EXHIBIT A    Form of Initial Note
EXHIBIT B    Form of Exchange Note

"Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.
"Board Resolution" means a copy of a resolution of such Person's Board of Directors certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
"Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law to close.
"Capital Lease" means any lease of any property (whether real, personal or mixed) by any Person as lessee that, in accordance with Applicable GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.
"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity interest prior to conversion or exchange.
"Capitalized Lease Obligations" means monetary obligations under agreements for the lease or rental of real or personal property that in accordance with Applicable GAAP are required to be classified and accounted for as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Applicable GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
"Code" means the Internal Revenue Code of 1986, as amended. "Commission" means the U.S Securities and Exchange Commission.
"Consolidated Indebtedness" means, as of the date of determination thereof and as determined in accordance with Applicable GAAP on a consolidated basis, without duplication, an amount equal to the aggregate principal amount of Indebtedness of the Guarantor and its Subsidiaries.
"Consolidated Shareholders' Equity" means the aggregate amount of shareholders' equity of the Guarantor as shown on the most recent quarterly or annual balance sheet of the Guarantor and its Subsidiaries, presented in accordance with Applicable GAAP on a consolidated basis.
"Consolidated Total Assets" means, as of the date of determination thereof and as determined in accordance with Applicable GAAP on a consolidated basis, without duplication, an amount equal to the total assets of the Guarantor and its Subsidiaries.

"Guarantee" means, with respect to a Person, and except as set out below, any absolute or contingent liability of that Person under any guarantee, agreement, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse or other obligation to pay, purchase, repurchase or otherwise be or become liable or obligated upon or in respect of any Indebtedness of any other Person and including any absolute or contingent obligation to:
(a)advance or supply funds for the payment or purchase of any Indebtedness of any other Person;
(b)purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any other Person to make payment of Indebtedness; or
(c)indemnify, hold harmless or assure in any other way any other Person from or against any losses, liabilities or damages, in circumstances intended to enable such other Person to incur or pay any Indebtedness or to comply with any agreement relating thereto or otherwise to assure or protect creditors against loss in respect of such Indebtedness, other than any contract of reinsurance entered into by the Guarantor or any Subsidiary with any other Subsidiary or any other indemnity contract or agreement to hold harmless any Person entered into in the ordinary course of business.
Each Guarantee shall be deemed to be in an amount equal to the amount of the Indebtedness in respect of which the Guarantee is given, unless the Guarantee is limited to a determinable amount in which case the amount of the Guarantee shall be deemed to be the lesser of the amount of the Indebtedness in respect of which the Guarantee is given and such determinable amount.
"Guarantor" means Kings-way Financial Services Inc , until a successor replaces it and, thereafter, means such successor.
"Holder" means the Person in whose name a Note is registered on the Registrar's books.
"IAI" or "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) Or (7) of Regulation D promulgated under the Securities Act
"Incur" means issue, create, assume, Guarantee, incur or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingent or otherwise, such Indebtedness; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing
"Indebtedness" of a Person means, without duplication, (a) all indebtedness, liabilities and obligations of such Person for borrowed money, (b) all indebtedness, liabilities and obligations of such Person evidenced by notes, bonds, debentures, or other similar instruments

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Guarantor.
"Parent Guarantee" means the Guarantee of the Obligations by the Guarantor pursuant to this indenture.
"Participating Broker-Dealer" shall have the meaning set forth in the Registration Rights Agreement.
"Permitted Liens" shall mean Liens on the property of the Guarantor or any of its Subsidiaries which are:

(1)
inchoate or statutory liens or trust claims for taxes, assessments and other governmental charges or levies which are not delinquent or the validity of which are currently being contested in good faith by appropriate proceedings provided that there shall have been set aside a reserve to the extent required by Applicable GAS' in an amount which is reasonably adequate with respect thereto;

(2)
Liens securing Purchase Money Obligations or Capitalized Lease Obligations provided the Lien charges only the asset subject to the Purchase Money Obligations or Capitalized Lease Obligations and no other asset;

(3)	Liens securing Indebtedness of the Guarantor's Subsidiaries which are Premium Finance Companies;

(4)	Liens securing the Indebtedness under letters of credit issued upon the application of any Subsidiary in connection with reinsurance contracts; and

(5)	Liens existing on the Issue Date.
"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
"Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
"Premium Finance Companies" means companies that exclusively offer premium financing to assist insureds in making their payments whereby the insured can pay a portion of the premium in monthly installments and pays an additional premium for this option, reflecting handling costs and the income that the insurer would have earned on such premium, had the total amount of the premium been paid at the beginning of the policy period, and, at the date of this indenture, the Premium Finance Companies of the Guarantor include American Country

"Restricted Subsidiary" means any Subsidiary of the Guarantor in which (a) the Guarantor's and its other Subsidiaries' aggregate investments in and advances to such Subsidiary exceed 10% of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed Fiscal Year; or (b) the Guarantor's and its Subsidiaries' proportionate share of the total assets of such Subsidiary exceeds 10% of the total assets of the Guarantor and its Subsidiaries consolidated as of the end of the most recently completed Fiscal Year; or (c) the Guarantor's and its other Subsidiaries' equity in the income from continuing operations before taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exceeds 10% of such income of the Guarantor and its Subsidiaries consolidated for the most recently completed Fiscal Year.
"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.
"Securities Act" means the Securities Act of 1933, as amended.
"Senior Credit Facilities" means: (i) the credit agreement dated February 23, 1999, as amended, with respect to a USS100,000,000 credit facility, among the Guarantor, Kingsway U.S Finance Partnership, Canadian Imperial Bank of Commerce, The Bank of Nova Scotia, LaSalle National Bank and First Union National Bank and Canadian Imperial Bank of Commerce, New York Agency; and (ii) the amended credit agreement dated May 27, 2003, as amended, with respect to a CdnS66.5 million credit facility, among the Guarantor, Kingsway U.S. Finance Partnership, Canadian Imperial Bank of Commerce, HSBC Bank Canada and LaSalle Bank National Association and Canadian Imperial Bank of Commerce, New York Agency, each in force as at the date hereof
"Senior Debentures" means the Unsecured 8.25% Debentures due December 31, 2007 of Kingsway Financial Services Inc., as issuer, under Trust Indenture dated as of December 6, 2002.
"Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.
"Special Interest" means the additional interest, if any, to be paid on the Notes as described in the Notes as a result of any registration default as set forth in the Registration Rights Agreement.
"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof
"Subsidiary" of a Person means any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation will or might have voting power upon the occurrence of any such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Wholly Owned Subsidiaries or by one or more of such Person's other Wholly Owned Subsidiaries, and a Wholly Owned Subsidiary means any one of them.

Other Terms	Section
"Additional Amounts"	1002
"Agent Members"	2.01(e)
"Authenticating Agent"	2.02
"Bankruptcy Law"	6.01
"Covenant Defeasance Option"	8.01(b)
"Custodian"	6.01
"Defaulted Interest Payment Date"	2.13(a)
"Defaulted Interest"	2.13
"Event of Default"	6.01
"Exchange Global Note"	2.01(b)
"Global Notes"	2.01(b)
"Institutional Accredited Investor Global Note"	2.01(b)
"Issuer Order"	2.02
"Judgment Conversion Date"	11.2
"Judgment Currency"	11.2
"Legal defeasance option"	8.01(b)
"Note Registrar"	7.03
"Obligations"	10.01
"Paying Agent"	2.03
"Purchase Agreement"	2.01(b)
"Registrar"	2.03
"Regulation S Global Note"	2.01(b)
"Required Currency"	11.2
"Restricted Note Legend"	2.01(d)
"Restricted Payment"	3.04
"Rule 144A Global Note"	2.01(b)
"Special Interest Notice"	3,15
"Special Record Date"	2.13(a)
"Taxes"	10.01

SECTION 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings
"indenture securities" means the Notes
"indenture security holder" means a Holder.

(ii)the issue price and the issue date of such Additional Notes; and
(iii)whether such Additional Notes shall be Restricted Notes issued in the form of Exhibit A hereto and/or shall be issued in the form of Exhibit B hereto.
The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes, the Additional Notes and the Exchange Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes, the Additional Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.
(b)    Except as set forth below, Notes (other than Exchange Global Notes)
issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Restricted Note Legend thereon and the "Schedule of Increases or Decreases in Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
Notes offered and sold to QIBs in the United States of America in reliance on Rule 144A shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture including appropriate legends as set forth in Section 2 01(d) (the "Rule 144A Global Note"), deposited on behalf of the purchasers of Notes represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
Notes resold outside the United States of America in reliance on Regulation S shall be issued in the form of a permanent global Note substantially in the form of Exhibit A, including appropriate legends as set forth in Section 2.01(d) (the "Regulation S Global Note"), deposited on behalf of the purchasers of Notes represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from

The Issuer and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.
(c)Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of 51,000 and any integral multiple thereof
(d)    Restrictive Levels. (i) Except as permitted by the following paragraphs
(ii), (iii), (iv) and (v), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the "Restricted Note Legend"):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATED PERSON OF THE ISSUER WAS THE OWNER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER, THE GUARANTOR OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A. U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY) (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL SECURITIES REPRESENTED HEREBY, TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.
(ii)At any time after the Restricted Period, the Registrar shall permit the Holder thereof to exchange an interest in a Regulation S Global Note that bears the Restricted Note Legend for an interest in a Regulation S Global Note that does not bear the Restricted Note Legend (and rescind any restriction on the transfer of such Regulation S Global Note).
(iii)Upon any sale or transfer, pursuant to Rule 144 under the Securities Act, of a Note (including any Global Note) bearing the Restricted Note Legend, the Registrar shall permit the transferee thereof to exchange such Note for an interest in a Global Note that does not bear the Restricted Note Legend (and rescind any restriction on the transfer of such Note), if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
(iv)After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to Restricted Note Legends on such Initial Notes or such Private Exchange Notes will cease to apply, and an interest in a Global Note or an Exchange Global Note, respectively, in each case that does not bear the Restricted Note Legend, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon directions to transfer such Holder's interest in the Global Note, as applicable.
(v)Upon the consummation of an Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and an interest in Exchange Global Notes that does not bear the Restricted Note Legend will be available to Holders that exchange such Initial Notes in such Exchange Offer.
(vi)Upon the consummation of a Private Exchange with respect to Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and an interest in Exchange Global Notes bearing the Global interests in a Global Note upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice or cessation or, (ii) the Issuer executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.
(g)Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.01(e)(v) or (vi) shall, except as otherwise provided by paragraph (c) of Section 2.06, bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.01(d)
(h)In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note; and the Issuer shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.
SECTION 2.02. Execution and Authentication. Two Officers shall sign the Notes for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.
At any time and from time to time after the execution and delivery of this Indenture, the Trustee upon a written order of the Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer (the "Issuer Order"), authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order. Such Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes.
The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Issuer to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.
In case the Issuer, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and immediately available funds to pay such principal, premium or interest when due. Any funds provided by the Issuer or the Guarantor to the Trustee or any Paying Agent for the purpose of making any payments on the Notes or the Parent Guarantee (as the case may be), whether pursuant to the Indenture or the Registration Rights Agreement, must be held in an account maintained by the Trustee or such Paying Agent in the State of New York. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Issuer or the Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar or to the extent otherwise required under the TIA, the Issuer, on its own behalf and on behalf of the Guarantor, shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing within 15 days, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Issuer shall otherwise comply with TIA § 312(a).
SECTION 2.06. Transfer and Exchange,
(a)    The following provisions shall apply with respect to any proposed transfer of a Restricted Note:
(i)the Registrar shall register the transfer if such transfer is being made to a QTB upon the representation of the transferee in the form as set forth on the reverse of the Note that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Guarantor as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;
(ii)the Registrar shall register the transfer if such transfer is being made to an TAI upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.07 hereof from the proposed

(c)    Obligations with Respect to Transfers and Exchanges of Notes.
(i)To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request
(ii)No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange pursuant to Section 9 05).
(iii)The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 5.04 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(iv)Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(v)All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall be valid and binding obligations of the Issuer, shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(d)    No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully

$250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
2.    We understand that the Notes have not been registered under the
Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuer, the Guarantor or any Subsidiary thereof, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of.ule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States in offshore transactions in compliance with Rule 904 under the Securities Act (if available), (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S broker-dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer relating to the Notes, (f) pursuant to the exemptions from registration provided by Rule 144 under the
Securities Act (if available), or (g) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional
"accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e), (f) or (g) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee. As used herein, the terms "Offshore Transaction," "United States" and "U.S. Person" have the meanings given to them by Regulation S under the Securities Act.
TRANSFEREE
BY

Very truly yours,
[Name of Transferor] By: I Authorized Signature
SECTION 2.09. Mutilated, Destroyed. Lost or Stolen Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee, upon Issuer Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Issuer and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Issuer prior to the Issuer having notice that the Note has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced, then, in the absence of notice to the Issuer, the Guarantor or the Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.
Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.
Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the. Issuer, the Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
SECTION 2,10. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those paid pursuant to Section 2.09, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding in the event the Issuer or an Affiliate of the Issuer holds close of business on the regular record date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.03
Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:
(a)The Issuer or the Guarantor, as the case may be, may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer or the Guarantor, as the case may be, shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the "Defaulted Interest Payment Date"), and at the same time the Issuer or the Guarantor, as the case may be, shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided, Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Defaulted Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment, The Trustee shall promptly notify the Issuer or the Guarantor, as the case may be, of such Special Record Date, and in the name and at the expense of the Issuer or the Guarantor, as the case may be, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Defaulted Interest Payment Date therefor to be given in the manner provided for in Section 9 02, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted interest and the Special Record Date and Defaulted Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Defaulted Interest Payment Date to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)The Issuer or the Guarantor, as the case may be, may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer or the Guarantor, as the case may be, to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
SECTION 3.02. Commission Reports.
(a)    Notwithstanding that the Guarantor may not be required to report on an annual and quarterly basis pursuant to rules and regulations promulgated by the Commission, so long as any Notes are outstanding, the Guarantor will furnish to the Trustee and, upon request to any Holder, within the time periods specified in the Commission's rules and regulations, or within 15 days after filing with the Commission, as applicable:
(i)all annual financial information that would be required to be contained in a filing with the Commission on Form 40-F if the Guarantor were required to file this Form, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Guarantor's independent accountants; and
(ii)reports on Form 6-K (or any successor form) containing quarterly financial reports prescribed by applicable Canadian regulatory authorities for Canadian public reporting companies (whether or not the Issuer is required to file such forms under Canadian law or stock exchange requirements); and
(iii)such other reports on Form 6-K (or any successor form) as are required to be filed by the Commission.
In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Guarantor shall file a copy of all of the information and periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.
(b)    For so long as any Notes remain outstanding and the Guarantor does not have or shall cease to have a class of equity securities registered under Section 12(g) of the Exchange Act or is not or shall cease to be subject to Section 15 (d) of the Exchange Act, the Guarantor shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
SECTION 3.03. Limitation on Incurrence of Indebtedness, The Issuer and the Guarantor shall not, and shall not permit any of their respective Restricted Subsidiaries to, Incur any Indebtedness, provided, however, that the Issuer, the Guarantor and the Restricted Subsidiaries may Incur Indebtedness if on the date thereof:

or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Lien effective provision is made to secure the indebtedness due under the Indenture and the Notes equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured, unless, after giving effect thereto, the principal amount of Indebtedness secured by all Liens (other than Permitted Liens), to the extent that the Notes were not required to be secured pursuant to the provisions of this Section 3.05, does not exceed 2% of Consolidated Total Assets.
SECTION 3,06. Limitation on Issuance and Sale of Voting Stock of Restricted Subsidiaries. The Issuer and the Guarantor will not, and will not permit any of their Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Voting Stock in any Restricted Subsidiary to any Person (other than the Issuer, the Guarantor or a Wholly Owned Subsidiary of the Issuer or the Guarantor), unless, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, the aggregate principal amount of the aggregate principal amount of Indebtedness of the Guarantor and its Subsidiaries, calculated on a pro forma basis after such issuance, transfer, conveyance, sale, lease or other disposition, as the case may be, and application of the proceeds thereof, does not exceed 50% of the Total Consolidated Capitalization.
SECTION 3.07. Ownership of the Issuer. The Guarantor will not permit or cause the Capital Stock of the Issuer to be owned, in whole or in part, directly or indirectly by any Person other than the Guarantor or any Non-Operating Subsidiary of the Guarantor.
SECTION 3.08. Payments for Consent. None of the Issuer, the Guarantor or any of their Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
SECTION 3.09. Maintenance of Office or Agency. The Issuer will maintain in the Burough of Manhattan, The City of New York, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served The office of the Trustee, at 101 Barclay Street, New York, New York 10286, shall be such office or agency of the Issuer in the City of New York for payment and surrender, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency; provided that such office or agency shall at all times be in the Borough of Manhattan, The City of New York. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Order, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Issuer, shall at the expense of the Issuer cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such principal (or premium, if any) or interest shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Issuer.
SECTION 3.11. Waiver of Stay, Extension or Usury Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 3.12. Corporate Existence. Subject to Article IV, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Issuer, the Guarantor and each Restricted Subsidiary; provided, however, that the Issuer and the Guarantor shall not be required to preserve any such existence (except the Issuer), right, license or franchise if the Board of Directors of the Issuer or the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.
SECTION 3 13. Compliance with Laws. The Issuer and the Guarantor shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the Canada, the United States of America, all provinces, states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliance as would not in the aggregate have a material adverse effect on the financial or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia, Canada or any province thereof and the Successor Issuer (if not the Issuer) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in foil!" satisfactory to the Trustee, all the obligations of the Issuer under the Notes, the Registration Rights Agreement and this Indenture;

(ii)
immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Issuer or any Restricted Subsidiary as a result of such transaction as having been Incurred by such entity at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iii)	the ratings on the Notes will not be lowered by either of S&P or DBRS as a result of such transaction, after giving effect to such transaction;

(iv)
such transaction shall, to the satisfaction of the Trustee, acting reasonably, be upon such terms as substantially to preserve and not to impair in any material respect the rights and power of the Trustee and the Holders under this Indenture,

(v)
the Issuer shall have delivered, and caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(vi)
the Surviving Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal or Canadian tax purposes as a result of such assumption and will be subject to U.S. federal and Canadian taxes (including withholding taxes) on the same amounts, in the same manner and at the same time as if such assumption had not occurred,

The Successor Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Issuer will not be released from the obligation to pay the principal of and interest on the Notes.
Notwithstanding the preceding clause (ii): (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and (y) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby.
SECTION 4.02. Merger and Consolidation of the Guarantor. The Guarantor will not in a single transaction or a series of related transactions consolidate with or merge with or into another Person (whether or not the Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all the assets of the Guarantor and its Subsidiaries taken as a whole to, any Person, unless:

substantially all of the properties and assets of one or more Restricted Subsidiaries of the Issuer the Guarantor, which properties and assets, if held by the Issuer or the Guarantor, as the case may be, instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer or the Guarantor, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer or the Guarantor, respectively.
ARTICLE V
Redemption of Notes
SECTION 5.01, Optional Redemption. The Notes may be redeemed, as a whole or from time to time in part at any time on or after February 1, 2009, subject to the conditions and at the redemption prices specified in paragraph 5 of the form of Notes set forth in Exhibits A and B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest (including Special Interest, if any) to the Redemption Date.
SECTION 5.02. Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.
SECTION 5.03. Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Notes pursuant to Section 5.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer, the Issuer shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Issuer or the date on which notice is given to the Holders (except as provided in Section 5.05 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5,04. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
SECTION 5.04. Selection by Trustee of Notes to Be Redeemed. If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected less than 30 nor not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis among the classes of Notes, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.
The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of Notes and the principal amount thereof to be redeemed.

(x)
the CUSIP number, provided, however, that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and any redemption shall not be affected by any defect in such CUSIP numbers, and

(xi)	the paragraph of the Notes pursuant to which the Notes are to be redeemed.
SECTION 5.06. Deposit of Redemption Price. Prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date, other than Notes or portions of Notes called for redemption that are beneficially owned by the Issuer and have been delivered by the Issuer to the Trustee for cancellation.
SECTION 5.07, Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes or portions of Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the redemption price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.
SECTION 5,08. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 3.09 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Issuer, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided, that each such new Note will be in a principal amount of 51,000 or integral multiple thereof.

(F)    takes any corporate action to authorize or effect any of the foregoing;
or takes any comparable action under any foreign laws relating to insolvency; or
(7)    a court of competent jurisdiction enters an order or decree under any
Bankruptcy Law that:
(A)is for relief against the Issuer, the Guarantor or any Restricted Subsidiary in an involuntary case;
(B)appoints a Custodian of the Issuer, the Guarantor or any Restricted Subsidiary or for any substantial part of its or their property; or
(C)orders the winding up or liquidation of the Issuer, the Guarantor or any Restricted Subsidiary;
or any similar relief is granted under any foreign laws, and such order or decree described in clauses (A), (B) or (C) above or such similar relief under any foreign laws remains unstayed and in effect for 60 days; or
(8)    a final judgment (not subject to appeal) is rendered against the Issuer, the
Guarantor or any of their Subsidiaries in an aggregate amount in excess of $25,000,000 by a court of competent jurisdiction which judgment remains undischarged and unstayed for a period of 60 days after the date on which the right to appeal has expired; or
(9)    any representation or warranty made by the Issuer or the Guarantor in this
Indenture is proved to be incorrect in any material respect, unless such representation or warranty is capable of being corrected and the Issuer or the Guarantor shall fail to make such correction within a period of 60 days following written notice in accordance with Section 11.02 from the Trustee to the Issuer or the Guarantor, as the case may be (which notice must specify the incorrect representation or warranty and state that such notice is a "Notice of Default"); or
(10) the Issuer or the Guarantor fails to comply with Article IV; or
(11) Parent Guarantee shall be held on any judicial proceeding to be unenforceable or invalid or shall cease to be in full force and effect (other than in accordance with this Indenture) or the Guarantor shall deny or disaffirm its obligations under the Parent Guarantee.
The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term "Bankruptcy Law" means Title 11, United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the

Event of Default in the payment of the principal of or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
SECTION 6.05. Control by Majority. The Holders of at least a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7,01 and 7.02, that the Trustee deter mines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(1)the Holder gives to the Trustee written notice stating that an Event of
Default is continuing;
(2)the Holders of at least 25% in outstanding principal amount of the Notes make a written request to the Trustee to pursue the remedy;
(3)such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(4)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(5)the Holders of a majority in principal aggregate amount of the Notes do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of premium (if any), interest or Additional Amounts (if any) on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder litigant. This Section does not apply to a suit by the Trustee, a suit by the Issuer or the
(7- arantor, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.
ARTICLE VTI
Trustee
SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.
(b)    Except during the continuance of an Event of Default:
(1)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(1)this paragraph does not limit the effect of paragraph (b) of this Section;
(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

manner, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(g)The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Section 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained "actual knowledge." "Actual knowledge" shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.
(h)Delivery of the reports, information and documents to the Trustee pursuant to Section 3 02 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).
(i)In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(j)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(k)The Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.
SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or the Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's

To secure the Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Issuer.
The Issuer's payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Issuer, the expenses are intended to constitute expenses of administration under any bankruptcy or similar law, as applicable.
SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Issuer, the Guarantor and the Trustee in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

the Trustee fails to comply with Section 7.10; the Trustee is adjudged bankrupt or insolvent; a receiver or other public officer takes charge of the Trustee or its property; or the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7 07.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA § 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

the Guarantor is a party or by which the Issuer or the Guarantor is bound; (iii) the Issuer or the Guarantor has paid or cause to be paid all sums payable under this Indenture and the Notes; and (iv) the Issuer or the Guarantor has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) at the cost and expense of the Issuer or the Guarantor.
(b)Subject to Sections 8.010 and 8.02, the Issuer or the Guarantor at its option and at any time may terminate (i) all the obligations of the Issuer and the Guarantor under this Indenture and the Notes ("legal defeasance option"), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) the obligations of the Issuer and the Guarantor under Sections 3.03, 3 04, 3.05, 3.06, 3.07, 3.08, 3.13 and 4.01(iii) and 4.02(iii) and the Issuer or the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under Section 6.01(3) , 6.01(4), 6.01(5), 6.01(6) (but only with respect to a Restricted Subsidiary), 6.01(7) (but only with respect to a Restricted Subsidiary), 6.01(8), 6.01(9) and 6.01(10) ("covenant defeasance option"), but except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby. The Issuer or the Guarantor may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
If the Issuer or the Guarantor exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(3) (as such Section relates to Sections 3.02, 3.03, 3.04, 3.05 3.06, 3.07 3.08, and 3.13, 6.01(4), 6.01(5), 6.01(6) (but only with respect to a Restricted Subsidiary), 6.01(7) (but only with respect to a Restricted Subsidiary), 6.01(8), 6.01(9), 6.01(10) or because of the failure to comply with clause (iii) of Sections 4.01 and 4.02.
Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
(c)Notwithstanding the provisions of Sections 8 01(a) and (b), (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of premium, if any, and interest on such Notes when such payments are due from the trust described in Section 8 02, (ii) the Company's obligations with respect to such Notes under Article II and Section 3.00 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's and Guarantor's obligations in connection therewith, and (iv) this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Issuer's obligations in Sections 7 07, 8.04 and 8.05 shall survive.

income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
(9)in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and
(10)the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes and this Indenture as contemplated by this Article VIII have been complied with.
SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.
SECTION 8.04. Repayment to Issuer. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.
SECTION 8.05. Indemnity for U.S Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S Government Obligations.
SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII, provided, however, that, if the Issuer has made any payment of interest on or principal of any

Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
SECTION 9.02. With Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder affected, an amendment may not:
(1)reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;
(2)reduce the rate of or extend the time for payment of interest and Special Interest, if any, on any Note;
(3)reduce the principal of or extend the Stated Maturity of any Note;
(4)reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Section 5.01, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(5)make any Note payable in money other than that stated in the Note;
(6)impair the right of any Holder to receive payment of principal of, premium, if any, and interest and Special Interest, if any, on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or the Parent Guarantee;
(7)subordinate the Notes or the Parent Guarantee to any other obligation of the Issuer or the Guarantor;
(8)make any change to this Indenture or the Notes that would result in the Issuer or the Guarantor being required to make any withholding or deductions from payments made under or with respect to the Notes (including payments made pursuant to the Parent Guarantee);
(9)release the Guarantor from any of its obligations under this Indenture, except in compliance with the terms hereof or make any change in the Parent Guarantee that would adversely affect the rights of holders to receive payments under the Parent Guarantee;
(10)make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or
(I I) make any changes to Section 10 02 that adversely affect the right of any Holder or amend the terms of the Notes of the Indenture in a manner that would result in the loss to any Holder of an exemption from any Taxes as contemplated by Section 1002.

ARTICLE X
Parent Guarantee
SECTION 10.01, Guarantee. The. Guarantor hereby unconditionally guarantees, on a senior unsecured basis and as primary obligor and not merely as surety, to each Holder of the Notes and the Trustee the Rill and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest (including Special Interest) on, and any Additional Amounts with respect to the Notes and all other obligations and liabilities of the Issuer under this Indenture (including without limitation interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or the Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the "Obligations"). The Obligations of the Guarantor under the Parent Guarantee will rank equally in right of payment with other Indebtedness of the Guarantor, except to the extent such other Indebtedness is expressly subordinate to the obligations arising under the Parent Guarantee, The Guarantor farther agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.
The Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) any invalidity, irregularity or any unenforceability of any Note or this Indenture, or (f) any change in the ownership of the Issuer.
The Guarantor further agrees that the Parent Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.
The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise, Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other amounts ("Additional Amounts") as may be necessary so that every net payment of any Obligation made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in such Note and this Indenture to be then due and payable if such Taxes had not been withheld or deducted; provided, however, that the Guarantor shall not be required to make payment of such Additional Amounts for or on account of a Holder:
(1)which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder;
(2)which failed to comply with a timely request of the Issuer or the Guarantor to provide information concerning such Holder's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder but for this clause; or
(3)as to which any combination of the above clauses (1) and (2) is applicable nor shall any Additional Amounts be paid with respect to any payment of Obligations to any Holder who is, for Canadian income tax purposes, a fiduciary or partnership or other than the sole beneficial owner of such Note to the extent such payment would be required by the laws of Canada (or any province, territory or political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or senior with respect to such fiduciary, or a partner of such partnership, or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Note.
Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest (including Special Interest) or any other amounts (including Additional Amounts) on, or in respect of any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include mention of the payment of any Additional Amounts pursuant hereto to the extent that, in such context, any Additional Amount is, was or would be payable in respect thereof pursuant to such terms, and express mention of the payment of any Additional Amount (if applicable) in any provision hereof shall not be construed as excluding the payment of any Additional Amount in those provisions hereof where such express mention is not made.
Except as otherwise provided in or pursuant to this Indenture or the Notes, at least 10 days prior to the first Interest Payment Date, and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Guarantor Officers' Certificate, the Guarantor shall furnish to the Trustee and the Paying Agent, if other than the Trustee, a Guarantor Officers' Certificate instructing the Trustee and the Paying Agent whether such payment of principal of and premium. if any, interest or any other amounts on the Notes shall be made to Holders of the Notes without withholding for or on account of any tax, fee, duty, assessment or other governmental charge described in this Section 10.02. If any such withholding shall be required, then such Guarantor Officer's Certificate shall specify the amount, if any, required to be withheld on such payments

Chicago, IL 60603
Attention: Janet 0. Love, Esq.
if to the Guarantor:
Kingsway Financial Services, Inc. 5310 Explorer Drive, Suite 200 Mississauga, Ontario
L4W 5H8
Attention: Chief Financial Officer
With a copy to:
Fogler, Rubinoff LLP P.O. Box 95
Royal Trust Tower
Toronto-Dominion Center
Toronto, Ontario
M5K 1G8
if to the Trustee:
BNY Midwest Trust Company
2 North LaSalle Street, Suite 1020 • Chicago, Illinois 60602
Attention: Corporate Trust Department
Facsimile No: (312) 827-8542
The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 11.03 Communication by Holders with other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 11.04. Certificate and 0 nion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this

York City or Chicago, Illinois. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
SECTION 11.09. Governing Law This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.
SECTION 11.10. Consent to Jurisdiction and Service of Process; Waiver of .fury Trial.
(a)The Guarantor irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the Untied States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby. The Guarantor waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Indenture or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.
(b)The Guarantor irrevocably appoints Lord, Bissell & Brook LLP, 885 Third Avenue, 26th Floor, New York, New York 10022, as its authorized agent in the State of New York upon which process may be served in any such suit or proceedings, and agrees that service of process upon such agent, and written notice of said service to the Guarantor, by the person serving the same as provided in Section 11.02 shall be deemed in every respect effective service of process upon the Guarantor in any such suit or proceeding. The Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 10 years from the date of this Indenture.
(a)    EACH OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 11.11. Waiver of Immunities. To the extent that the Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations or liabilities under, or any other matter arising out of or in connection provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.
SECTION 11.20. Judgment Currency. (a) The Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that if for the purpose of obtaining or enforcing judgment against the Guarantor in any court it is or becomes necessary to convert the sum due in respect of the principal of (and premium, if any) or interest on the Notes (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the conversion shall be made at the rate of exchange at which, in accordance with normal banking procedures, the Trustee could purchase in The City of New York, the Required Currency with the Judgment Currency on the Business Day immediately preceding:
(i)the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or
(ii)the date on which the final unappealable judgment is given, in case the courts referred to in clause (i) above do not give effect to the conversion being made on the date of actual payment
(the date as of which such conversion is made pursuant to clause (i) or (ii) being hereinafter in this Section 11.20 referred to as the "Judgment Conversion Date").
(b)If, in the case of any proceeding in the court of any jurisdiction referred to in clause (ii) of Section 11.20(a) above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Guarantor shall pay such additional amount (or, as the case may be, such lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.
(c)The Guarantor also agrees, to the fullest extent that it may effectively do so under applicable law, that its obligations under this Indenture and the Notes to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the effective receipt by the payee of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such effective receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sums due under this Indenture
[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have caused this indenture to be duly executed as of the date first written above.
KING SWAY AMERICA INC.. as Issuer
By: /s/ W. Shaun Jackson
Name: W. Shaunjackson
Title: Vice President and Secretary
By:
Name: William G. Star Title: Director
KINGSWAY FINANCIAL SERVICES INC., as Guarantor
By:
Name: William G. Star
Title: President and Chief Executive Officer
By:
Name: W. Shaun    Jackson
Title: Executive Vice President and Chief Financial Officer
BNY MIDWEST TRUST COMPANY, as Trustee
By:
Name: Title:

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
KINGSWAY AMERICA INC., as Issuer
By: /s/ W. Shaun Jackson
Name: W. Shaun Jackson
Title: Vice President and Secretary
By: _____________________
Name: William G. Star Title: Director
KINGSWAY FINANCIAL SERVICES INC as Guarantor
By: /s/ William G. Star
Name: William G. Star
Title: President and Chief Executive Officer
Bv: _____________________________________
Name: W. Shaun Jackson
Title: Executive Vice President and Chief Financial Officer
BNY MIDWEST TRUST COMPANY, as Trustee
By:
Name: Title:

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
Title: Vice President
KINGSWAY AMERICA INC—, as Issuer
By:
Name: Title:
By:
Name: Title:
KINGSWAY FINANCIAL SERVICES INC., as Guarantor
By:
Name: Title:
By: /s/ J. Bartolini
Name: J. Bartolini
Title: Vice President
BNY MIDWEST TRUST COMPANY, as Trustee

EXHIBIT A
[FORM OF FACE OF INITIAL NOTE]
[Restricted Note Legend, if applicable]
[Global Note Legend, if applicable]
No. [ ]    Principal Amount US$[
[To be included in Global Notes: "as revised by the Schedule of Increases and Decreases in the Global Note attached hereto"]
CUSIP NO.
KINGS WAY AMERICA INC.
7.50% Senior Note due 2014
Kingsway America Inc., a Delaware corporation, promises to pay to
], or registered assigns, the principal sum of [    ] Dollars [To
be included in Global Notes: ", as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,"] on February 1, 2014.
Interest Payment Dates: February 1 and August 1 Record Dates: January 15 and July 15
Additional provisions of this Note are set forth on the other side of this Note, which additional provisions shall for all purposes have the same effect as if set forth at this place.

[FORM OF REVERSE SIDE OF INITIAL NOTE]
KINGSWAY AMERICA INC.
7.50% Senior Note due 2014
1.Interest.
Kingsway America Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Note at 7.50% per annum and Special Interest, if any, as provided in Section 2(e) of the Registration Rights Agreement (as defined below).
The Issuer will pay interest semiannually on February 1 and August 1 (each, an "Interest Payment Date") of each year, or if any such date is not a Business Day, the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid on the Notes or, if no interest has been paid, from January 28, 2004; provided that the first Interest Payment Date shall be August 1, 2004. The Issuer shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.Method of Payment.
By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuer will pay interest (except Defaulted Interest) to the Persons who are registered holders of Notes at the close of business on the January 15 and July 15 (each, a "Record Date") immediately preceding the Interest Payment Date even if Notes are cancelled or repurchased after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Issuer will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least US$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

additional interest will be payable to holders whose Notes will be subject to redemption by the Issuer.
If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than US$1,000. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.
The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. The Issuer may at any time and from time to time purchase Notes through open market purchases, negotiated purchases, tender offers or otherwise.
7.Registration Rights.
In addition to rights provided to the Holders of the Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of January 28, 2004, between the Company, the Guarantor and the initial purchasers named therein (as the same may be amended or supplemented from time to time in accordance with its terms, the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Holders of the Notes will, subject to certain exceptions and on the terms and subject to the conditions specified in the Registration Rights Agreement, have the right to exchange their Notes for a like principal amount of Exchange Notes issued under the Indenture and evidencing the same continuing indebtedness of the Company as the Notes, which Exchange Notes will have been registered under the Securities Act. The Holders of the Notes shall be entitled to receive Special Interest on the Notes in the event such Exchange Offer is not consummated or upon certain other conditions, all on the terms and subject to the conditions set forth in the Registration Rights Agreement.
8.Denominations; Transfer; Exchange.
The Notes are in registered form, without coupons, in denominations of principal amount of US$1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 5.04 of the Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the

Guarantor or any of their Restricted Subsidiaries) occurs and is continuing, the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately, Certain events of bankruptcy or insolvency of the Issuer, the Guarantor or any of their Restricted Subsidiaries are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security that is reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in the interest of Holders.
14.Trustee Dealings with the Issuer.
Subject to certain limitations imposed by the Act, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantor or their respective Affiliates and may otherwise deal with the same rights it would have if it were not Trustee.
15.No Recourse Against Others.
A director, officer, employee or stockholder, as such, of the Issuer, the Guarantor or the Trustee shall not have any liability for any obligations of the Issuer, the Guarantor or the Trustee under the Notes or the Indenture or the Parent Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes and the Parent Guarantee
16.Authentication.
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
17.Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).
18.CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the

ASSIGNMENT FORM
To assign this Note, fill in the form below: I or we assign and transfer this Note to:
(Print or type assignee's name, address and zip code)
(Insert assignee's social security or tax I.D. no.)
and irrevocably appoint    as agent to transfer this Note on the books of
the Issuer. The agent may substitute another to act for him.
Date:     Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule I7Ad-15.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.
To be completed by transferee if (1) or (3) above is checked:
The undersigned transferee represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Guarantor as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
(insert name of transferee)

By:
Executive Officer

A-I I

EXHIBIT B
[FORM OF FACE OF EXCHANGE NOTE]
Restricted Note Legend, if Private Exchange Note]
[Global Note Legend, if applicable]
No [    j    Principal Amount $[
[To be included in Global Notes: "as revised by the Schedule of Increases and Decreases in the Global Note attached hereto"]
CUSIP
KINGSWAY AMERICA INC
7.5% Senior Notes due 2014
Kingsway America Inc., a Delaware corporation, promises to pay to
], or registered assigns, the principal sum of [    ] Dollars [To
be included in Global Notes: ", as revised by the Schedule of Increases and Decreases in the Global Note attached hereto,"] on February 1, 2014.
Interest Payment Dates: February 1 and August 1 Record Dates: January 15 and July 15
Additional provisions of this Note are set forth on the other side of this Note, which additional provisions shall for all purposes have the same effect as if set forth at this place.

[FORM OF REVERSE SIDE OF EXCHANGE NOTE]
KINGSWAY AMERICA INC.
7.50% Senior Note due 2014
Interest.
Kingsway America Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Note at 7.50% per annum and Special Interest, if any, as provided in Section 2(e) of the Registration Rights Agreement (as defined below).
The Issuer will pay interest semiannually on February 1 and August 1 (each, an "Interest Payment Date") of each year, or if any such date is not a Business Day, the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid on the Notes or, if no interest has been paid, from January 28, 2004; provided that the first Interest Payment Date shall be August 1, 2004. The Issuer shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
2.    Method of Payment.
By no later than 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Issuer will pay interest (except Defaulted Interest) to the Persons who are registered holders ofNotes at the close of business on the January 15 and July 15 (each, a "Record Date") immediately preceding the Interest Payment Date even if Notes are cancelled or repurchased after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Issuer will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least US$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

additional interest will be payable to holders whose Notes will be subject to redemption by the Issuer.
If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than US$1,000. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.
The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes, The Issuer may at any time and from time to time purchase Notes through open market purchases, negotiated purchases, tender offers or otherwise.
7.Denominations Transfer: Exchange.
The Notes are in registered form, without coupons, in denominations of principal amount of US$1,000 and any integral multiple thereof A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 5.04 of the Indenture and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
8.Persons Deemed Owners.
The registered holder of this Note may be treated as the owner of it for all purposes.
7.    Unclaimed Money.
If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

8-5

13.Trustee Dealings with the Issuer.
Subject to certain limitations imposed by the Act, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, the Guarantor or their respective Affiliates and may otherwise deal with the same rights it would have if it were not Trustee.
14.No Recourse Against Others.
A director, officer, employee or stockholder, as such, of the Issuer, the Guarantor or the Trustee shall not have any liability for any obligations of the Issuer, the Guarantor or the Trustee under the Notes or the Indenture or the Parent Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes and the Parent Guarantee.
15.Authentication.
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
16.Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/MJA (=Uniform Gift to Minors Act).
17.CUSIP Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.
18.Governing Law.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES TI-IFREOF.
The Issuer will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Kingsway America Inc.
150 Northwest Point Boulevard, 6th Floor

B.

ASSIGNMENT FORM
To assign this Note, fill in the form below: I or we assign and transfer this Note to:
(Print or type assignee's name, address and zip code)
(Insert assignee's social security or tax I.D. no.)
and irrevocably appoint    as agent to transfer this Note on the books of
the Issuer. The agent may substitute another to act for him.

Signature Guarantee:
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-I5.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.
To be completed by transferee if (1) or (3) above is checked:
The undersigned transferee represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Guarantor as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:
(Insert name of transferee)
By:
Executive Officer